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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 18, 1999, with respect to the financial statements and schedule of Property Capital Trust included in the Registration Statement (Form S-4 No. 333-67673) and related Prospectus of Maryland Property Capital Trust, Inc. for the registration of 159,377 shares of its common stock.

                                          /s/ Ernst & Young LLP

Boston, Massachusetts

March 10, 1999